Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated March 21, 2016, in this Registration Statement (Form S-6 No. 333-209103) of Smart Trust 229, comprising Zacks Diversified Equity and Corporate Bond Trust, Series 11.

/s/ Grant Thornton LLP

Chicago, Illinois

March 21, 2016